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                                                             EXHIBIT (h)(23)(b)

                                FIRST AMENDMENT
                                      TO
                               SERVICE AGREEMENT

   The Service Agreement dated October 1, 2000 (the "Agreement") between FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC. and AMERICAN GENERAL LIFE INSURANCE COMPANY is hereby amended as follows:

1. Effective May 1, 2006, the first WHEREAS clause of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

      "WHEREAS, FIIOC provides transfer agency and other services to Fidelity's Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III, and Variable Insurance Products Fund IV (collectively "Funds"); and"

2. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: __________, 2006

FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC.

By:
       --------------------------
Name:
Title:

AMERICAN GENERAL LIFE INSURANCE COMPANY

By:
       --------------------------
Name:
Title: